Exhibit 10.1


                                     UNOCAL
                       DEFERRED COMPENSATION PLAN OF 2005

                            Effective January 1, 2005



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                                     UNOCAL
                       DEFERRED COMPENSATION PLAN OF 2005

                                TABLE OF CONTENTS

                                                                           Page
                                    ARTICLE I

                              TITLE AND DEFINITIONS

1.1      Title................................................................1
1.2      Definitions..........................................................1

                                   ARTICLE II

                                  PARTICIPATION

2.1      Participation........................................................8

                                   ARTICLE III

                                    ELECTIONS

3.1      Elections to Defer Compensation......................................9
3.2      Investment Elections................................................12
3.3      Distribution Elections..............................................14

                                   ARTICLE IV

                                    ACCOUNTS

4.1      Deferral Account....................................................15
4.2      Company Contribution Account........................................17

                                    ARTICLE V

                                     VESTING

5.1      Deferral Account....................................................18
5.2      Company Contribution Account........................................18

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                                   ARTICLE VI

                                  DISTRIBUTIONS

6.1      Distribution of Deferred Compensation and Discretionary
         Company Contributions...............................................18
6.2      Unforseeable Emergency..............................................20
6.3      Inability to Locate Participant.....................................21
6.4      Effect of a Change of Control on Distributions
         of Participant Accounts.............................................21
6.5      Prohibition on Acceleration of Payments.............................21

                                   ARTICLE VII

                                 ADMINISTRATION

7.1      Administrative Committee Action.....................................21
7.2      Powers and Duties of the Committee..................................22
7.3      Construction and Interpretation.....................................23
7.4      Information.........................................................23
7.5      Compensation, Expenses and Indemnity................................23
7.6      Quarterly Statements................................................24
7.7      Claims Procedure....................................................24

                                  ARTICLE VIII

                                  MISCELLANEOUS

8.1      Unsecured General Creditor..........................................26
8.2      Trust Fund..........................................................26
8.3      Restriction Against Assignment......................................27
8.4      Withholding.........................................................27
8.5      Amendment, Modification, Suspension or Termination..................27
8.6      Governing Law.......................................................28
8.7      Receipt or Release..................................................28
8.8      Payments on Behalf of Persons Under Incapacity......................28
8.9      Headings, etc. Not Part of Agreement................................28

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                                     UNOCAL
                       DEFERRED COMPENSATION PLAN OF 2005
                           (Effective January 1, 2005)

         Unocal Corporation hereby establishes the Unocal Deferred Compensation Plan of 2005 (the "Plan"), effective January 1, 2005, to provide a select group of management and highly compensated employees (as defined in Section 201(2) of ERISA) with a capital accumulation opportunity by deferring compensation on a pre-tax basis. This Plan is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, in order to avoid compensation deferred under the Plan from being included in the gross income of participants under such Section. Amounts for which elections to defer were made under the Unocal Deferred Compensation Plan of 2002 and which were not treated as deferred before January 1, 2005, within the meaning of Section 885 of the American Jobs Creation Act of 2004 shall be subject to the terms of this Plan.

                                    ARTICLE I
                              TITLE AND DEFINITIONS

1.1      Title.

         This Plan shall be known as the Unocal Deferred Compensation Plan of 2005.

1.2      Definitions.

         Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

                  1.2.1 "Accounts" shall mean a Participant's Deferral Account and, if applicable, Company Contribution Account.

                  1.2.2 "Administrative Committee" or "Committee" shall mean the Management Development and Compensation Committee of the Board of Directors, such other committee to which the Management Development and Compensation Committee has delegated its administrative authority under the Plan or such other committee appointed by the Board of Directors to administer the Plan. If the Management Development and Compensation Committee shall cease to exist and the Board of Directors has not

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         appointed another committee to administer the Plan, then the Board of
         Directors shall serve as the Committee.

                  1.2.3 "Affiliate" shall mean (a) any corporation that is a member of a controlled group of corporations (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C), and with the phrase "more than 50%" substituted for the phrase "at least 80%" each place it appears in Code
         Section 1563(a)), of which Unocal Corporation is a component member, or
         (b) any entity (whether or not incorporated) that is under common control with Unocal Corporation (as defined in Code Section 414(c) and the Treasury Regulations thereunder, and with the phrase "more than 50%" substituted for the phrase "at least 80%" each place it appears in the Treasury Regulations under Code Section 414(c)).

                  1.2.4 "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No beneficiary designation shall become effective until it is filed with the Committee, and no beneficiary designation of a person other than the Participant's spouse shall be effective unless such designation is consented to by the Participant's spouse on a form provided by and in accordance with procedures established by the Committee. If there is no Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the

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          benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead shall be paid (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

         1.2.5 "Board of Directors" or "Board" shall mean the board of directors of the Company.

         1.2.6 "Bonus" shall mean any annual cash bonus (not including a cash bonus payment in lieu of fulfilling a Participant's election to receive a bonus in the form of restricted stock) payable to a Participant under the Company's ICP or under the TIP.

         1.2.7 "Change of Control" shall be either a "Change of Control - Plan" or a "Change of Control - Section 409A" as may be provided herein. "Change of Control - Plan" shall mean any of the following:

               (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this paragraph (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee

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          benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (iv) any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) below; or

               (b) Individuals who, as of February 10, 2004, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to February 10, 2004, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business
          Combination:

                    (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Resulting Entity")) in substantially the same proportions as their ownership, immediately prior to such

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                         Business  Combination of the Outstanding Company Common
                         Stock and Outstanding Company Voting Securities, as the case may be,

                    (ii) no  Person  (excluding  any  Resulting  Entity  or  any employee benefit plan (or related trust) of the Company or such Resulting Entity) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the Resulting Entity or the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination; and

                    (iii) at least a  majority  of the  members  of the board of directors of the Resulting Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

               (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         "Change of Control - Section 409A" shall mean a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, all within the meaning of Section 409A(a)(2) of the Code.

         1.2.8 "Code" shall mean the Internal Revenue Code of 1986, as amended. References to a specific statutory section shall include reference to a successor statutory section to the referenced section.

         1.2.9 "Company" shall mean Unocal Corporation or its successor.

         1.2.10 "Company Contribution Account" shall mean the bookkeeping account maintained by the Administrative Committee for each Participant that is credited with an amount equal to the Company Discretionary Contribution Amount, if any, and interest on such amounts pursuant to Section 4.2.

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         1.2.11 "Company Discretionary Contribution Amount" shall mean such amount, if any, determined by the Administrative Committee, in its sole discretion, with respect to any Participant.

         1.2.12 "Compensation" shall mean the Salary and/or Bonus that the Participant is entitled to for services rendered to the Employer and which is paid under the Employer's U.S. payroll or the Unocal Offshore Services, Limited payroll (or their successors payrolls) and with respect to which the Participant would otherwise receive taxable gross income for U.S. federal income tax purposes.

         1.2.13 "Deferral Account" shall mean the bookkeeping account maintained by the Administrative Committee for each Participant that is credited with amounts equal to (a) the portion of the Participant's Salary that he or she defers, (b) the portion of the Participant's Bonus that he or she defers, and
(c) interest or earnings or losses pursuant to Section 4.1.

         1.2.14 "Effective Date" shall mean January 1, 2005.

         1.2.15 "Eligible Employee" shall mean an Employee with job classification of T06 or M04 or above who is selected by the Administrative Committee to be eligible for participation in the Plan and who is notified of his or her eligibility by the Administrative Committee; provided, however, that the Administrative Committee may in its sole discretion change requirements for eligibility under the Plan at any time and from time to time.

         1.2.16 "Employee" shall mean an employee of the Union Oil Company of California, Unocal Corporation or Unocal Offshore Services, Limited.

         1.2.17 "Employer" shall mean Union Oil Company of California, Unocal Corporation or Unocal Offshore Services, Limited.

         1.2.18 "ERISA" shall mean the Employee Retirement Income Securities Act of 1974, as amended.

         1.2.19 "ICP" shall mean the Unocal Incentive Compensation Plan, as it may be amended from time to time.

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         1.2.20 "Initial Election Period" for an Eligible Employee shall mean the latest of (a) the thirty-day period following the Eligible Employee's date of hire or (b) the thirty-day period following the date on which an individual is notified by the Administrative Committee that he or she is an Eligible Employee.

         1.2.21 "Interest Rate Option" shall mean a fictional unitized fund in which each unit is deemed to increase in value each day of the Plan Year at a rate that, when annualized, is equal to the Interest Rate for the Plan Year.

         1.2.22 "Interest Rate" shall mean, for each Plan Year, the rate that is equal to the average of the yields on actively traded 10-year U.S. Treasury notes, adjusted to constant maturities, for the month of September preceding such Plan Year (as reported in the Federal Reserve Statistical Release posted on the Federal Reserve Board's website) plus 300 basis points.

         1.2.23 "Investment Option" or "Investment Options" shall mean one or more of the Interest Rate Option and the Variable Investment Options.

         1.2.24 "Key Employee" shall mean an Employee who is a "specified employee" as defined in Section 409A(a)(2)(B)(i) of the Code.

         1.2.25 "Participant" shall mean any Eligible Employee who elects to defer Compensation in accordance with Section 3.1 or who is credited with a Company Discretionary Contribution Amount.

         1.2.26 "Plan" shall mean the Unocal Deferred Compensation Plan of 2005 set forth herein, now in effect, or as amended from time to time.

         1.2.27 "Plan Year" shall mean the 12 consecutive month period beginning on January 1 and ending the following December 31.

         1.2.28 "Plan Year Subaccounts" shall mean subaccounts of a Participant's Deferral Account established to separately account for Compensation deferred (and interest or earnings or losses thereon) for each Plan Year in which a Participant participates in the Plan.

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         1.2.29 "Salary" shall mean the Participant's base salary, excluding bonuses, commissions, incentives and all other remuneration for services rendered to the Employer and prior to a reduction for any salary contributions to a plan established pursuant to Section 125 of the Code or qualified pursuant to Section 401(k) of the Code.

         1.2.30 "Separation from Service" shall mean a termination of employment from Company and all Affiliates provided that a Separation from Service for purposes of the Plan shall not be deemed to occur prior to an event that constitutes a separation from service within the meaning of Section 409A(a)(2) of the Code.

         1.2.31 "Subsidiary" shall mean any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

         1.2.32 "TIP" shall mean the Unocal Midstream and Trade Trader Incentive Plan, as it may be amended from time to time.

         1.2.33 "Unforeseeable Emergency" shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant or the Participant's spouse or dependent, the loss of the Participant's property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control.

         1.2.34 "Variable Investment Option(s)" shall mean separate fictional unitized funds in which units are deemed to increase or decrease in value daily in accordance with the daily increases or decreases in one of the following indices: (1) Lehman Treasury Bellwether - 3 month, (2) Lehman Brothers Aggregate Bond Index and (3) Standard & Poor's 500 Total Return.

                                   ARTICLE II
                                  PARTICIPATION

2.1      Participation.

          (a) Generally. An Eligible Employee shall become a Participant in the Plan by electing to defer Compensation in accordance with Section 3.1.

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          (b) Duration of Participation.  Any deferral election of a Participant who ceases to be an Eligible Employee shall terminate effective as the next pay period beginning after the date such cessation occurs and shall not apply to any Bonus that becomes payable subsequent to such date; provided that a deferral election in effect for a Plan Year or for a Bonus earned for a Plan Year during which the Participant was an Eligible Employee for at least some part of the Plan Year shall not terminate if such termination would violate the requirements of Section 409A of the Code.

                                   ARTICLE III
                                    ELECTIONS

3.1      Elections to Defer Compensation.

          (a) Initial Election Period. Each Eligible Employee may elect to defer Compensation by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided and in a manner specified by the Committee, no later than the last day of his or her Initial Election Period.

          (b)  General  Rule.  Subject to the  minimum  deferral  provisions  of
     Section 3.1(c) below, the amount of Compensation that an Eligible Employee may elect to defer is as follows:

               (i) Any percentage or dollar amount of Salary up to 50%; and/or

               (ii) Any percentage or dollar amount of Bonus up to 90%;

     provided, however, that no election shall be effective to reduce the Compensation paid to an Eligible Employee for a calendar year to an amount that is less than the sum of: (i) the amount that the Company is required to withhold from such Eligible Employee's Compensation for such calendar year for purposes of federal, state and local (if any) income tax and employment tax (including Federal Insurance Contributions Act (FICA) tax withholding); (ii) the amount that the Company is required to withhold from such Eligible Employee's Compensation for such calendar year for contributions to any employee benefit plan (other than this Plan); and
     (iii) the amount, if any, that the Company is required to withhold from such Eligible Employee's Compensation for such

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     calendar  year  for  purposes  of any  other  legally  required  deductions
     including,   but  not  limited  to,   deductions   for  support  orders  or
     garnishments. Bonus deferral elections shall be subject to the last sentence of Section 3.3(c).

          (c) Minimum Deferrals. For each Plan Year during which an Eligible Employee is a Participant, the minimum amount that may be elected under
     Section 3.1(b) is $5,000. This $5,000 minimum deferral for any Plan Year may be met by a combination of deferrals of Salary and/or Bonus, determined on the basis of the Participant's target Bonus to be paid for such Plan Year. If the sum of (i) the amount of Salary that the Participant has elected to defer for a Plan Year and (ii) the amount of the Bonus to be earned for such Plan Year that the Participant has elected to defer
     (assuming for this purpose that the Bonus earned in such Plan Year and payable in such plan year or the following Plan Year is equal to the Participant's target Bonus for the prior Plan Year) is less than $5,000, then the Participant's deferral elections for the Salary and the Bonus payable for such Plan Year shall not be effective.

          (d) Effect of Initial Election. An election to defer Compensation during an Initial Election Period shall first be effective with respect to
     (i) Salary earned for services performed during the first pay period beginning after the Initial Election Period, and (ii) to the maximum extent permitted by Section 409A of the Code, the Bonus paid with respect to services performed in the Plan Year for which the election is made, without regard to whether such Bonus is paid in the Plan Year earned or the following Plan Year.

          (e) Elections other than Elections during the Initial Election Period. Subject to the requirements of Section 2.1, any Eligible Employee who fails to elect to defer Compensation during his or her Initial Election Period may subsequently become a Participant, by filing an election, on a form provided and in a manner specified by the Committee, to defer Compensation as described in paragraph (b) above. An election to defer Compensation for a Plan Year must be filed on or before December 15 of the preceding Plan Year (or such later date as the Committee designates, but in all events no later than December 31 of the preceding Plan Year), and will first be effective for Salary earned for services performed during pay periods beginning on or after January 1 of the

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     Plan Year  following  the Plan Year in which the election is made and Bonus paid with respect to services performed during the Plan Year following the Plan Year in which the election is made. Elections to defer Bonuses earned
     for  2004  and  payable  in  2005,   shall,   however  be  subject  to  the
     Participant's Bonus election in effect on January 1, 2005.

          (f) Duration of Deferral Elections. A Participant desiring to defer Compensation may make a deferral election with respect to Compensation for each Plan Year after the Participant's initial Plan Year of eligibility by filing a new election no later than December 15 of the preceding Plan Year (or such later date as the Committee designates, but in all events no later than December 31 of the preceding Plan Year), subject to the limitations set forth in this Section 3.1, which election shall be effective for Salary for services performed for the first pay period beginning on or after January 1 of the next following Plan Year and Bonus paid with respect to services performed during the Plan Year following the Plan Year in which the election is made.

          (g) Special Bonus Election Period. Notwithstanding the preceding provisions of this Section 3.1, the Administrative Committee may permit an Eligible Employee's deferral election with respect to a Bonus which is performance-based compensation based on services performed over a period of at least 12 months to be made not later than 6 months before the end of such performance period. The right to make an election under this special election period (including the right to revoke a previously made election) and the rules applicable to such elections shall be determined by the Administrative Committee.

          (h) Other Special Election Periods. The Administrative Committee may provide such additional election periods as it deems appropriate for the administration of the Plan and which comply with Section 409A of the Code and applicable guidance. Such additional election periods may include election periods with respect to deferral of Salary and/or Bonus or distribution elections with respect to amounts credited to a Participant's Deferral Account or Company Contribution Account.

          (i)  Irrevocable  Elections.  Except as provided in Section  3.1(f) or
     (g), any deferral election under this Section 3.1 shall be irrevocable for a Plan Year.

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3.2      Investment Elections.

          (a) The maximum amount of the Compensation deferred under this Plan that may be deemed to be invested in the Variable Investment Options shall be limited as described in this Section 3.2. For each Plan Year, the
     Administrative Committee shall establish the maximum dollar amount of the Compensation that Participants will defer during that Plan Year that may, in the aggregate, be deemed to be invested in the Variable Investment Options (the "Variable Investment Limit"). The Variable Investment Limit for a Plan Year shall be applied on a dollar for dollar basis as
     Compensation that Participants have elected to defer is credited to Participants' Deferral Accounts during the Plan Year as follows: As of each date that any deferred Compensation is credited to any Participant's
     Deferral Account, the Administrative Committee shall determine the aggregate amount of the deferred Compensation to be credited on that date that the Participants have designated to be deemed to be invested in any Variable Investment Option (the "Variable Investment Amount") and shall reduce the Variable Investment Limit by the amount of the Variable Investment Amount. If, as of the date any deferred Compensation is credited, the Variable Investment Amount exceeds the remaining Variable Investment Limit, then the portion of each Participant's deferred Compensation to be credited on that date that such Participant has designated to be invested in a Variable Investment Option shall be multiplied by a fraction, the numerator of which is the remaining Variable Investment Limit and the denominator of which is the Variable Investment Amount for that crediting date. The resulting portion of each Participant's deferred Compensation shall be deemed to be invested in the Variable
     Investment Option designated in such Participant's election and the remainder of the Participant's deferred Compensation to be credited on that crediting date and each subsequent crediting date for such Plan Year shall be deemed to be invested in the Interest Rate Option.

          (b) At the time of making an initial  deferral  election  described in
     Section 3.1, the Participant shall elect one or more Investment Options for the deemed investment of his or her deferred Compensation. Such election shall be made on a form provided and in a manner specified by the Committee and shall apply solely for purposes of determining the amount of interest and/or earnings or losses to be credited or debited to his or her Plan Year

     Subaccounts  that the  Administrative  Committee  establishes  pursuant  to
     Article IV. In making the election pursuant to this Section 3.2, the Participant must specify, in whole percentages, the percentage of his or her corresponding Plan Year Subaccounts that he or she wishes to be deemed to be invested in one or more Investment Options. Any Participant who fails to make an investment election under this Section 3.2 shall be deemed to have elected the Interest Rate Option.

          (c) A Participant's initial election under this Section 3.2 shall remain in effect until changed. A Participant may make a new election with respect to Compensation deferred for any subsequent Plan Year by filing a new election on or before December 15 of the preceding Plan Year (or such later date as the Committee designates, but in all events no later than December 31 of the preceding Plan Year). Any election filed subsequent to the initial election under this Section 3.2 shall remain in effect until a new election is filed.

          (d) The portion of the Plan Year Subaccount that is originally deemed to be invested in the Interest Rate Option shall continue to be deemed to be invested in the Interest Rate Option until distributed. The deemed investment of the portion of any Plan Year Subaccount that is originally deemed to be invested in a Variable Investment Option may be changed to any other Variable Investment Option at the election of the Participant, but may not be changed to the Interest Rate Option. The election to change the deemed investment of all or a portion of a Plan Year Subaccount may be made as of the end of any business day by filing an election on a form provided by and in a manner specified by the Committee.

          (e) The Company reserves the right to change the Investment Options, and to increase or decrease the number of Investment Options for purposes of this Plan, including, without limitation, the designation of different indices, mutual funds or investment portfolios.

          (f) Notwithstanding the Participant's ability to designate the Investment Options in which the Plan Year Subaccounts of his or her Deferred Account shall be deemed to be invested, the Company shall have no obligation to invest any funds in accordance with any Participant's election. A Participant's Accounts shall merely be bookkeeping entries on the Company's books, and no Participant shall obtain any interest in any of the Investment Options.

3.3      Distribution Elections.

          (a) In-Service Distributions. At the time of making an election to defer Compensation pursuant to Section 3.1 and, if applicable and permitted under the terms of such Company Contribution, at the time of a Company Contribution, a Participant may elect (in the manner specified by the Committee) to receive a single sum in-service distribution of the amount deferred pursuant to such election, together with interest or earnings or losses credited with respect to such amount pursuant to Article IV, in any April that occurs after the fifth anniversary of the last day of the Plan Year in which the amount deferred was earned. If a Participant fails to make a distribution election under this Section 3.3(a) for a Plan Year, the Compensation deferred for that Plan Year shall be distributed as set forth in Section 6.1(b).

          (b) Elections for Alternative Form of Distribution Upon Separation from Service. Section 6.1(b) provides that the normal form of benefit distribution upon a Separation from Service is a single sum. At the time of making his or her election to defer Compensation pursuant to Section 3.1, or, if applicable, at the time of making a distribution election for a Company Contribution as provided by the Administrative Committee under
     Section 3.1(h), a Participant may elect (in the manner specified by the Committee) an alternative form of benefit for distribution of the Compensation deferred under the Plan in the event that his or her Separation from Service is for any reason other than his or her death.

          (c) Elections for Distribution upon a Change of Control. At the time of making an election to defer Compensation pursuant to Section 3.1, or, if applicable, at the time of making a distribution election for a Company Contribution as provided by the Administrative Committee under Section 3.1(h), a Participant may elect (in the manner specified by the Committee) that, if a Change of Control - Plan which also qualifies as a Change of Control - Section 409A occurs, then, notwithstanding any distribution election previously made under Sections 3.3(a) and/or 3.3(b), all vested amounts credited to the Participant's Accounts as of the date of the Change of Control shall be paid in a single sum within five business days following such Change of Control. Furthermore, if (i) a Participant elected to defer the Participant's Bonus earned for services preformed during a Plan Year, (ii) elected that payment of such deferred Bonus amount be made in a single sum upon occurrence of a Change in Control, and (iii) a Change in Control - Section 409A occurs during the Plan Year during which the Bonus is earned (or at any time before the Bonus would otherwise be payable under the ICP or TIP, as applicable), then such Bonus shall not be deferred and credited to the Participant's Account under the Plan and it shall be paid to the Participant under the terms of the ICP or TIP without regard to the Participant's deferral election, unless deferral of such Bonus and payment pursuant to the Plan is required to comply with Section 409A of the Code.

          (d) Distributions to Key Employees. Distributions to Key Employees due to Separation from Service, other than distributions due to death, shall not commence until at least six months after Separation from Service. Participants Accounts shall continue to be adjusted by the Interest Rate Option and/or Variable Investment Options, as applicable, until distributed. If this provision is applied to a Participant's Accounts, upon lapse of such six month period, the amounts which would have been paid during such period, as adjusted by the Interest Rate Option and/or Variable Investment Options, shall be paid in a single sum.

          (e) Special Distribution Election. The Administrative Committee may as it deems appropriate permit a Participant to make a new distribution election with respect to amounts deferred prior to the election provided that the Participant makes the election prior to December 31, 2005, and the election otherwise complies with Q&A 19 of Notice 2005-1 or subsequent guidance under Section 409A of the Code.

                                   ARTICLE IV
                                    ACCOUNTS

4.1      Deferral Account.

         The Administrative Committee shall establish and maintain a Deferral Account for each Participant under the Plan. The Deferral Account shall be divided into Plan Year Subaccounts to the extent necessary to separately account for deferred Compensation subject to in-service distribution elections pursuant to Section 3.3(a). A Participant's Plan Year Subaccounts shall be divided into separate subaccounts ("investment subaccounts"), each of which corresponds to an Investment Option elected by the Participant pursuant to Section 3.2. A Participant's Plan Year Subaccount for a Plan Year shall be credited as follows:

          (a) The Administrative Committee shall credit the investment subaccounts of the Plan Year Subaccount of the Participant's Deferral Account with an amount equal to Salary deferred by the Participant during each pay period that begins in the Plan Year for which the Plan Year Subaccount is established on or before the fifth business day after the end of the pay period, in accordance with the Participant's elections under
     Section 3.2; that is, the portion of the Participant's deferred Salary that the Participant has elected to be deemed to be invested in the Interest Rate Option shall be credited to the investment subaccount corresponding to the Interest Rate Option, the portion of the Participant's deferred Salary that the Participant has elected to be deemed to be invested in a certain Variable Investment Option shall be credited to the investment subaccount corresponding to that Variable Investment Option to the extent that the Variable Investment Option Limit is not exceeded, and any remaining portion of deferred Salary shall be credited to the investment subaccount corresponding to the Interest Rate Option;

          (b) The Administrative Committee shall credit the investment subaccounts of the Plan Year Subaccount of the Participant's Deferral Account with an amount equal to the portion of the Bonus deferred by the Participant for the Plan Year for which the Plan Year Subaccount is established on or before the fifth business day after the Bonus or partial Bonus would have been paid, in accordance with the Participant's elections under Section 3.2; that is, the portion of the Participant's deferred Bonus that the Participant has elected to be deemed to be invested in the Interest Rate Option shall be credited to the investment subaccount corresponding to the Interest Rate Option, the portion of the Participant's deferred Bonus that the Participant has elected to be deemed to be invested in a certain Variable Investment Option shall be credited to the investment subaccount corresponding to that Variable Investment Option to the extent that the Variable Investment Option Limit is not exceeded, and any remaining portion of the deferred Bonus shall be credited to the Interest Rate Option.

The amount credited to each investment subaccount of a Participant shall be deemed to purchase fictional units of the Investment Option corresponding to the investment subaccount at the value of such fictional units on the day of crediting. As of any date, the amount credited to each investment subaccount of a Participant's Plan Year Subaccount shall be equal to the number of units of the Investment Option in which such investment subaccount is deemed to be invested multiplied by the value of a fictional unit of such Investment Option as of such date.

4.2      Company Contribution Account.

         The Administrative Committee shall establish and maintain a Company Contribution Account for each Participant under the Plan for whom it determines that a Company Discretionary Contribution Amount is to be credited. The Company Contribution Account shall be divided into vesting subaccounts if necessary to separately account for different vesting schedules for different Company Discretionary Contribution Amounts. A Participant's Company Contribution Account shall be deemed to be invested in the Interest Rate Option. A Participant's Company Contribution Account shall be credited as follows: As of the date that the Administrative Committee, in its sole discretion decides to credit a Participant with a Company Discretionary Contribution amount, the Administrative Committee shall credit a Participant's Company Contribution Account with an amount equal to the Company Discretionary Contribution Amount for such Participant, and the amount so credited shall be deemed to purchase fictional units of the Interest Rate Option at the value of such fictional units as of the date of crediting. As of any date, the amount credited to a Participant's Company Contribution Account shall be equal to the number of units of the Interest Rate Option in which the Company

Contributions Account is deemed to be invested multiplied by the value of a fictional unit of the Interest Rate Option as of such date.

                                   ARTICLE V
                                    VESTING

5.1      Deferral Account.

         A Participant's interest in the Participant's Deferral Account shall be 100% vested at all times.

5.2      Company Contribution Account.

         A Participant's interest in any Company Discretionary Contribution Amount credited to his or her Company Contribution Account shall vest according to the vesting schedule that the Administrative Committee shall determine at the time that such Company Discretionary Contribution Amount is credited.

                                   ARTICLE VI
                                  DISTRIBUTIONS

6.1      Distribution of Deferred Compensation and Company Discretionary
Contributions.

(a)      Scheduled In-Service Distribution.

          (i) The amounts credited to each of the Participant's Plan Year Subaccounts that are subject to an in-service distribution election made by the Participant pursuant to Section 3.3(a) above shall be distributed in April of the year elected by the Participant, provided that the Participant has not had a Separation from Service on or prior to April 1 of the month during which the distribution is scheduled to be made.

          (ii) If the Participant has a Separation from Service for any reason prior to April 1 of the month during which a in-service distribution for a Plan Year Subaccount is scheduled to commence pursuant to subsection (i) above, the Participant's in-service distribution election for such Plan Year Subaccount shall no longer be effective and all of the amounts credited to such Plan Year Subaccount shall be distributed as set forth in the following subsections of this
               Section 6.1 in accordance with any applicable election by the Participant. Distributions to key employees are subject to
               Section 3.3(d) above.

(b)      Alternative Form of Distribution.

          (i) Distribution upon Separation from Service. In the event of a Participant's Separation from Service, the amounts credited to his or her Plan Year Subaccounts of his or her Deferral Account that have not previously been paid out pursuant to the Plan and the vested amounts credited to his or her Company Contribution Account shall be distributed in a single sum payment as soon as practicable following his or her Separation from Service. Notwithstanding the foregoing, unless the Participant has elected an in-service distribution for amounts credited to his or her Plan Year Subaccounts, a Participant may elect to receive such distribution in substantially equal annual installments over two to fifteen years beginning either (A) as soon as practicable following the Participant's Separation from Service or (B) April of the first or second year following the year during which the Participant's Separation from Service occurs, but not later than the year in which the Participant attains age 65, provided that his or her election is filed with the Committee at the time of making his or her election to defer the Compensation credited to such sub-account under Section 3.1 (as described in Section 3.3(b)) or at the time the Participant makes a payment election in accordance with Section 3.1(h) for a Company Contribution.

          (ii) Distribution upon Death. In the event that a Participant has a Separation from Service as a result of his or her death, all vested amounts in the Participant's Deferral Account and Company Contribution Account

               (including both vested and unvested amounts) will be paid to the Participant's Beneficiary in a single sum as soon as administratively practicable following such termination. If a Participant dies after termination of employment but while receiving installment payments under this Plan, any remaining installments shall be paid to the Participant's Beneficiary in a single sum as soon as administratively practicable following the Participant's death.

(c) The Participant's Plan Year Subaccounts shall continue to be credited with earnings pursuant to Sections 4.1 and 4.2 of the Plan until all amounts credited to his or her Plan Year Subaccounts under the Plan and all vested amounts credited to his or her Company Contributions Account have been distributed.

6.2      Unforeseeable Emergency.

         Upon written request of a Participant, the Committee may, in its sole discretion, make a single sum payment to a Participant and/or accelerate the payment of installment payments due to the Participant in the case of a hardship resulting from an Unforeseeable Emergency. However, no payment shall be made under this Section 6.2 to the extent that a hardship is or may be relieved (a) through reimbursement or compensation by insurance or otherwise, or (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. The written request by the Participant shall include documentation of such Unforeseeable Emergency and proof that the Unforeseeable Emergency may not be relieved by any of the means listed in the preceding sentence. The amount of any payment and/or accelerated amount under this Section 6.2 shall not exceed the lesser of (a) the amount required to meet the immediate financial need created by such Unforeseeable Emergency (including the amount necessary to pay any federal, state and local income taxes or penalties reasonably anticipated to result from the distribution) or (b) the entire vested amounts credited to the Participant's Accounts. The amount of any such payments shall be deducted from the amounts credited to the Participant's Accounts in such order and in such proportions as the Committee may determine in its sole discretion. The remaining amounts credited to a

Participant's Accounts shall be distributed in accordance with the Participant's elections with respect to such Accounts.

6.3      Inability to Locate Participant.

         In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the Participant's termination of employment with the Company, the Employer and all Affiliates or, if later, the first date that installment payments to such person are due to commence, the amounts allocated to the Participant's Accounts shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefits, such amounts shall be reinstated without interest or earnings and the portions of such Accounts that were vested at the time the Participant's employment terminated shall be paid in accordance with Section 6.1(b) and any applicable election of the Participant.

6.4      Effect of a Change of Control on Distributions of Participant Accounts.

         Unless the Participant has elected otherwise pursuant to Section 3.3(c), the occurrence of a Change of Control - Plan shall not accelerate the distribution of amounts credited to Participants' Accounts.

6.5      Prohibition on Acceleration of Payments.

         No acceleration of the time or schedule of payments under the plan shall occur - except as permitted under Section 409A(a)(3) of the Code.

                                  ARTICLE VII
                                 ADMINISTRATION

7.1      Administrative Committee Action.

         The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

7.2      Powers and Duties of the Committee.

          (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not limited to, the following:

               (i) To select the funds or portfolios to be the Variable Investment Options and to establish the Variable Investment Limit for each Plan Year as set forth in Section 3.2 hereof;

               (ii) To  determine  the  amount  of  any  Company   Discretionary
                    Contribution Amounts and the applicable vesting schedule for each Company Discretionary Contribution Amount;

               (iii) To construe and interpret the terms and  provisions of this
                    Plan;

               (iv) To compute  and  certify to the amount and kind of  benefits payable to Participants and their Beneficiaries;

               (v) To maintain all records that may be necessary for the administration of the Plan;

               (vi) To provide for the  disclosure  of all  information  and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

               (vii) To make and publish  such rules for the  regulation  of the
                    Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; and

               (viii) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

7.3      Construction and Interpretation.

         The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

7.4      Information.

         To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other cause of termination, and such other pertinent facts as the Committee may require.

7.5      Compensation, Expenses and Indemnity.

          (a) The members of the Committee shall serve without compensation for their services hereunder.

          (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

          (c) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and each member thereof, and delegates of the Committee who are employees of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

7.6      Quarterly Statements.

         Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts as of the last day of each calendar quarter.

7.7      Claims Procedure.

          (a) Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as "Claimant") may file a written request for such benefit with the Committee, setting forth his or her claim. The request must be addressed to the Committee at the Company's principal place of business.

          (b) Claim Decision. Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within 90 days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional 90 days for special circumstances and, in such case, shall provide to the Claimant prior to termination of the initial 90-day period, a written notice of the extension, the special circumstances requiring the extension and the date by which the Committee expects to render a decision. If the claim is denied in whole or in part, the Committee shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth:
     (i) the specified reason or reasons for such denial; (ii) the specific reference to pertinent provisions of this Plan on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (iv) a description of the Plan's review procedures if the Claimant wishes to submit the claim for review and the time limits for requesting a review, including a statement of the Claimant's rights to bring a civil action under Section 502(a) if ERISA following an adverse benefit determination on review.

          (c) Request for Review. Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination. Such request must be addressed to the Committee, at the Company's principal place of business. The Claimant or his or her duly authorized representative may, but need not, submit written comments, documents, records and other information relating to the claim for consideration by the Committee. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's benefit claim. If the Claimant does not request a review within such 60 day period, he or she shall be barred and estopped from challenging the original determination.

          (d) Review of Decision. Within 60 days after the Committee's receipt of a request for review, after considering all comments and materials presented by the Claimant relating to the claim, and without regard to whether such information was submitted or considered in the initial benefit determination, the Committee will inform the Claimant in writing, in a manner calculated to be understood by the Claimant, of its decision. If special circumstances require that the 60 day time period be extended, the Committee will provide a written notification to the Claimant of the extension, the special circumstances requiring a extension and the date by which the Committee expects to render the determination on review, and the Committee shall render the decision as soon as possible, but no later than 120 days after receipt of the request for review. If the claim or review is denied in whole or in part, the Committee shall inform the Claimant in writing, in language calculated to be understood by the Claimant, setting forth: (i) the specific reason or reasons for such denial, (ii) references to pertinent provisions of the Plan on which the denial is based, (iii) a statement of the Claimant's entitlement to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the Claimant's benefit claim, and (iv) a statement of the Claimant's right to bring an action under Section 502(a) of ERISA.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      Unsecured General Creditor.

         Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust (other than a grantor trust as provided in Section 8.2 of the Plan), or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan and the grantor trust established pursuant to Section 8.2 of the Plan be unfunded for purposes of the Code and for purposes of Title I of ERISA.

8.2      Trust Fund.

         (a) The Company shall be responsible for the payment of all benefits provided under the Plan. Nevertheless, the Company shall utilize a grantor trust subject to Code Section 671, with such trustee as the Board or Committee may approve, for the purpose of facilitating the payment of such benefits following a Change of Control and, at the discretion of the Board or Committee, for facilitating the payment of such benefits at any time prior to a Change in Control. Such trust or trusts shall be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

         (b) The trust agreement for the trust described in Section 8.2(a) shall require the Company to fund the trust with an amount at least equal to 120% of the aggregate amounts then credited to the Participants' Deferral Accounts and Company Contribution Accounts within five business days following a Change in Control. For this purpose, such trust agreement shall define "Change in Control" as a Change in Control - Plan as such term is defined in this Plan document,

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except that the words "Consummation of" in clause (c) of such definition shall be changed to "Approval by the stockholders of the Company of." Notwithstanding the preceding sentence, no such funding shall be required if such funding would be treated as a transfer of property under Section 409A(b)(2) of the Code.

8.3      Restriction Against Assignment.

         The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

8.4      Withholding.

         There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or other compensation) by the amount of cash sufficient to provide the amount of said taxes.

8.5      Amendment, Modification, Suspension or Termination.

         The Company may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts. In the event that this Plan is

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terminated, the distribution of the amounts credited to a Participant's Accounts shall not be accelerated but shall be paid at such time and in such manner as determined under the terms of the Plan immediately prior to termination as if the Plan had not been terminated.

8.6      Governing Law.

         This Plan shall be construed, governed and administered in accordance with applicable federal law, including Section 409A of the Code, and, to the extent not preempted by or in conflict with federal law, the laws of the State of California.

8.7      Receipt or Release.

         Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee, and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

8.8      Payments on Behalf of Persons Under Incapacity.

         In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

8.9      Headings, etc. Not Part of Agreement.

         Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

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